On-Line Artist Promotion & Distribution Agreement


This Agreement is made and entered into as of Sept. 5, 2000, by and between Angelaudio.com, Inc., a Nevada corporation with its principal place of business located at 1200-1130 West Pender Street, Vancouver, BC ("Angelaudio") and Rhymes with Orange (the "Artist").

In consideration of the mutual premises and undertakings stated herein, and in consideration of One Dollar ($1.00) now paid by each party to each of the other parties (the receipt and sufficiency of which is hereby acknowledged by each party), the parties covenant and agree as follows:

On-line-Promotions
1. Angelaudio agrees to handle on-line promotions and distributions for the Artist specifically, as follows:
     o Angelaudio will design, and host a website with the address www.artistnamefanclub.com or such other name as the parties agree on and which will have a minimum of 6 pages and will feature; among other things
          o    A fan club for the Artist
          o    Tour schedule
          o    Photos
          o    Monthly contests
          o    Artist Merchandise
          o    Webcasts on a ppv basis
          o    Videos
          o    Interactive features such as artist trivia
          o    Distribution of all Artist recordings on CD
          o    Digital downloads of Artists Music (see Schedule "A") (the
               "Website").

1.2  The main goals of the Website will be to
     o    Build a database of on-line fans for the Artist
     o Promote on-line sales of Artist's music, merchandise, webcasts and other products through contests, interactive features and monthly e-blasts.
     Angelaudio and Artist agree to work together to maximize opportunities on the Internet to reach these goals.

1.3 The Website and other items will receive promotion from Angelaudio as follows:
     o All Artist's merchandise, music, digital songs, webcasts and other items will be included in Angelaudio's media superstore
     o The Artist's Website will be included in the list of Angelaudio official Fan sites from its home page o The Artist will be given opportunities to participate in major marketing promotions by Angelaudio
     o Artist's videos and webcasts will be available through the Angelaudio Media Player


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     o    Artist will be given "Artist of the Day" status once a month

Fan Club
2. Angelaudio agrees to operate the "Official Fan Site" for the Artist. Angelaudio will gather emails from fans and will maintain fan email database and forward a monthly e-blast to the Artist fans. Artist agrees to provide Angelaudio with email database to include for monthly e-blast. Artist will provide Angelaudio with exact wording for news and info on the Artist for monthly e-blast. Angelaudio will provide Artist with lists of all fan emails gathered on the Website.

Digital Music Distribution
3. The parties agree to distribute Artist's music on Angelaudio.com as set out in Schedule "A" Digital Music Distribution Services Agreement. Artist agrees to provide Angelaudio with at least one song for exclusive release on Angelaudio every six months.

Monthly Contests
4. Artist agrees to provide Angelaudio with various promotional items every mouth (i.e., t-shirts, autographed CDs, Posters, et cetera... ) which Angelaudio will give away as part of on-line contests designed to build Artist's on-line fan email database.

Artist Merchandise
5.   Angelaudio agrees to distribute Artist's merchandise as follows:

              Item              Wholesale Price              Retail Price

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     Artist agrees to provide Angelaudio with up to 10 items of each piece of merchandise above described on consignment. Within 30 days of the end of each calendar quarter, Angelaudio shall provide Artist with a written statement detailing the merchandise sold through Angelaudio and remit Artist's portion of the proceeds (the Wholesales Price) collected from sales of Artist's merchandise.

Webcasts
6. Artist shall provide Angelaudio with a minimum of one videotaped concert for distribution on a pay-per-view basis on-line. Angelaudio shall choose the price to download the videotaped concert, and remit payments and statements to Artist within 30 days of each calendar quarter.



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Videos
7. Artist shall provide Angelaudio with copies of all of Artist videos which include:

     Song              Year                  Song                       Year
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     (the "Videos"). Angelaudio shall encode and host the videos on its servers and shall distribute the Videos throughout the Internet as part of the content selection available with the Angelaudio Media Player and in the Angelaudio Media Superstore.

Term
8.   The term of this agreement shall be one year.

Rights
9. Artist grants Angelaudio the rights to use Artists name and likeness and tradename and logo on Angelaudio's website, in emails, and as part of promotions for the Website and Artist grants Angelaudio all rights as necessary to carry out the terms of this agreement.

Miscellaneous Provisions
10. The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

11. This Agreement may not be assigned by either party without the prior written consent of the other party.

12. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

13. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one instrument.

14. The Schedules attached are incorporated into this Agreement and form a part hereof. All terms dated in the body of this Agreement will have the same meaning in the Schedules.

15. This Agreement embodies the entire agreement and understanding between the parties and merges and supersedes all prior agreements, representations, warranties, and understandings, whether oral or written, regarding the subject matter hereof.



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IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

ANGELAUDIO.COM, INC.



By:  /s/ Riz Alikhan                         Date:  Sept. 5, 2000
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    Authorized Signatory



/s/ Rhymes with Orange                       Date:  Sept. 5, 2000
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Artist


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